Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

January 29, 2002

Dear Commissioners:

On behalf of The Prudential Series Fund, Inc., we hereby submit this semi-annual N-SAR amendment for filing with the Securities and Exchange Commission pursuant to the rules under the Investment
Company Act of 1940.

With respect to the matters and results of the proxy solicitation, Sub-Item 77C of the N-SAR, we incorporate by reference the following N-30D or semi-annual report:

Filer/Entity:	The Prudential Series Fund, Inc.
Registration No.:	811-03623
CIK No.:	0000711175
Accession No.:	0000950130-01-504290
Date of Filing:	08/31/01